CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated March 1, 2023, and each included in this Post-Effective Amendment No. 25 on the Registration Statement (Form N-1A, File No. 333-255884) of Harbor ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 21, 2022, with respect to Harbor Commodity All-Weather Strategy ETF (formerly, Harbor All-Weather Inflation Focus ETF), Harbor Corporate Culture ETF, Harbor Corporate Culture Leaders ETF, Harbor Disruptive Innovation ETF, Harbor Dividend Growth Leaders ETF, Harbor Energy Transition Strategy ETF, Harbor International Compounders ETF, Harbor Long-Term Growers ETF, Harbor Scientific Alpha High-Yield ETF and Harbor Scientific Alpha Income ETF (the “Funds”) (ten of the funds constituting Harbor ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Chicago, IL

February 24, 2022